Exhibit 8.1

SUBSIDIARIES AS OF APRIL 30, 2012

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities

Allied Sun Corporation Limited	August 20, 2008	Hong Kong	100%	Investment holding

Broadway Industrial Holdings Limited	August 17, 2005	BVI	100%	Manufacturing of plastic parts of electronic appliances

Broadway Industrial Holdings Limited	March 22, 2006	Hong Kong	100%	Investment holding

Broadway Industries (Thailand) Company Limited	August 2, 2011	Thailand	100%	Investment holding

Broadway Manufacturing Company Limited	August 17, 2005	BVI	100%	Property investment

Broadway Precision Company Limited (previously “Sun Luck Trading Limited”)	March 18, 2010	Hong Kong	100%	Investment holding

Broadway Precision Industrial (Kunshan) Ltd. 昆山海汇精密模具工业 有限公司	August 26, 2008	PRC	100%	Manufacturing of plastic parts of electronic appliances

Broadway Precision Technology Limited	April 28, 2011	Hong Kong	100%	Dormant

Broadway Precision Technology Ltd.	February 8, 2011	BVI	100%	Dormant

Dongguan Sun Chuen Plastic Products Co., Ltd. (“Dongguan Sun Chuen”) 东莞新川塑胶制品有限公司	December 8, 2004	PRC	100%	Manufacturing of plastic parts of electronic appliances

Sun Line Precision Ltd. (previously named, Fast Achieve Enterprises Ltd.)	March 10, 2004	BVI	100%	Dormant

Heyuan Sun Line Industrial Ltd. (“Heyuan Sun Line”) 河源新丽工业有限公司	February 20, 2004	PRC	100%	Manufacturing of plastic parts of electronic appliances

New Skill Holdings Limited	March 29, 2004	Samoa	100%	Investment holding

Plastec International Holdings Limited	February 18, 2004	BVI	100%	Investment holding

Source Wealth Limited	March 18, 2010	Hong Kong	100%	Investment holding

Sun Line Industrial Limited	April 27, 1993	Hong Kong	100%	Manufacturing of plastic products and provision of silk printing service

Sun Line (Macao Commercial Offshore) Company Limited	August 13, 2004	Macau	100%	Trading of plastic products

Sun Line Precision Industrial (Zhuhai) Ltd. 珠海新丽模具有限公司	October 10, 2008	PRC	100%	Manufacturing of plastic parts of electronic appliances

Sun Ngai Spraying and Silk Print Co., Ltd.	July 25, 1995	BVI	100%	Provision of spraying and silk printing services

Sun Ngai Spraying and Silk Print (HK) Co., Ltd.	March 22, 2006	Hong Kong	100%	Dormant

Sun Terrace Industries Limited	March 2, 2004	BVI	100%	Investment holding